                         NOTICE OF GUARANTEED DELIVERY

                             REGARDING THE OFFER BY

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.
--------------------------------------------------------------------------------
       TO PURCHASE FOR CASH UP TO 4,029,302 OF ITS ISSUED AND OUTSTANDING
                      SHARES AT NET ASSET VALUE PER SHARE
--------------------------------------------------------------------------------

     This form must be used to accept the Offer (as defined below) if a shareholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Terms used in this form that are not otherwise defined in this form shall have the meanings specified in the Offer to Purchase, dated December 19, 1997. This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below AND MUST BEAR ORIGINAL SIGNATURES (NOT PHOTOCOPIES OR FACSIMILES). Tenders using this form may be made only by or through a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States.

             CHASEMELLON SHAREHOLDER SERVICES, L.L.C., DEPOSITARY:

By Mail:                                      By Hand:
ChaseMellon Shareholder Services, L.L.C.      ChaseMellon Shareholder Services, L.L.C.
Post Office Box 3301                          120 Broadway, 13th Floor
South Hackensack, NJ 07606                    New York, NY 10271
Attn: Reorganization Department               Attn: Reorganization Department

                            By Overnight Delivery:
                            ChaseMellon Shareholder Services, L.L.C.
                            85 Challenger Road -- Mail Drop-Reorg
                            Ridgefield Park, NJ 07660
                            Attn: Reorganization Department

                   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
                     OTHER THAN AS SET FORTH ABOVE DOES NOT
                           CONSTITUTE VALID DELIVERY.

          CHASEMELLON SHAREHOLDER SERVICES, L.L.C., INFORMATION AGENT
                                 1-800-851-9671

Ladies and Gentlemen:

     The undersigned hereby tenders to Templeton Vietnam Opportunities Fund, Inc. (the "Fund"), upon the terms and conditions set forth in its Offer to Purchase dated December 19, 1997 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares specified below and all Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent under the Fund's dividend reinvestment plan according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares Tendered:
--------------------------------------------------------------------------------


Certificate Nos. (if available)                   Name(s) of Record Holder(s)
=============================================
If Shares will be tendered by book-entry          Address:
transfer to the Depository Trust Company,
please check box: [ ]                             Area Code and Telephone Number: -------------
DTC Participant Number:

     The undersigned also tenders all uncertificated Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent as part of the Fund's dividend reinvestment plan.

     If the undersigned is the beneficial owner of the Shares being tendered, the undersigned represents and warrants that such Shares represent all Shares actually owned by the undersigned as of the date of purchase of Shares pursuant to the Offer, and all Shares constructively owned by the undersigned as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer.

Dated: , 199__                                    Signature:

                                   GUARANTEE

     The undersigned, a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States, hereby: (a) represents that the above named person(s) "own(s)" the Shares tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing the Shares tendered, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and executed Letter of Transmittal with any required signature guarantees, and any other required documents, within three New York Stock Exchange trading days after the date of receipt hereof by the Depositary.

Name of Firm:
                                 (PLEASE PRINT)

Authorized Signature:

Name:
                                 (PLEASE PRINT)

Title:

Name:

Address:
                               (INCLUDE ZIP CODE)

Area Code and Telephone Number:

Dated: ________________________, 199__